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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners
USA Compression Partners, LP:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus related to the Partnership's Registration Statement on Form S-1 (File No. 333-174803) that is incorporated by reference to this Registration Statement. Our report refers to the Partnership's change in controlling ownership on December 23, 2010, which resulted in a new cost basis for the Partnership.

/s/ KPMG LLP

Dallas, Texas
January 14, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm